UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Sharper Image Corporation

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THE SHARPER IMAGE®	Corporate Headquarters
350 The Embarcadero
San Francisco, CA 94105

FOR IMMEDIATE RELEASE

March 9, 2006

Contact:	Tersh Barber, Director, Investor Relations

The Sharper Image

415/445-6274

SHARPER IMAGE CONFIRMS RECEIPT OF DIRECTOR

NOMINATION PROPOSAL

San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) said today that it has received notice from Knightspoint Partners II, L.P. of its nomination of seven individuals for election to the Company’s Board of Directors at the Company’s 2006 annual meeting of shareholders.

The Company stated that the notice has been forwarded to the Nominating Committee of the Board of Directors for review.

“I believe our current business plan is in the best interests of our shareholders and addresses Knightspoint’s stated concerns.” said Richard Thalheimer, founder, chairman and chief executive officer. “We also look forward to meeting them to discuss their concerns in greater detail.”

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant proportion of sales are of proprietary products created by the Company’s product development group, Sharper Image Design. The Company’s principal selling channels include 190 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Website, http://www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management’s beliefs about our future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under “Certain Additional Business Risk Factors” and include, among other factors, our ability to continue to find or develop and to offer attractive merchandise to our customers, the market potential for products in design, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Sharper Image Corporation will file a proxy statement in connection with its 2006 annual meeting of stockholders. Stockholders are strongly advised to read the proxy statement when it becomes available because it contains important information. Investors will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements will also be available for free at the Company’s website at www.sharperimage.com or by writing to Sharper Image Corporation, 350 The Embarcadero, 6th Floor, San Francisco, California 94105, Attention: Investor Relations. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of the Company’s shareholders will be available on a Schedule 14A filed with the SEC.